EXHIBIT 8.1
LIST OF SUBSIDIARIES
CSI Solartronics (Changshu) Co., Ltd., incorporated in the People’s Republic of China
CSI Solar Technologies Inc., incorporated in the People’s Republic of China
CSI Solar Manufacture Inc., incorporated in the People’s Republic of China
CSI Central Solar Power Co., Ltd., incorporated in the People’s Republic of China
Changshu CSI Advanced Solar Inc., incorporated in the People’s Republic of China
CSI Cells Co., Ltd., incorporated in the People’s Republic of China
Canadian Solar (USA) Inc., incorporated in Delaware, USA
CSI Project Consulting GmbH, incorporated in Germany
CVB Solar GmbH, incorporated in Germany
Canadian Solar Japan K.K. incorporated in Japan
Canadian Solar Solutions Inc., incorporated in Ontario, Canada
Canadian Solar Manufacturing (Ontario) Inc., incorporated in Ontario, Canada
CSI Solar Power (China) Inc., incorporated in the People’s Republic of China
Canadian Solar (Deutschland) GmbH, incorporated in Germany
CSI Solar New Energy (Suzhou) Co. Ltd., incorporated in the People’s Republic of China